INDEPENDENT AUDITORS' REPORT


Board of Trustees and Shareholders
Evergreen Equity Trust

We have audited the  accompanying  statements  of assets and  liabilities, including  the  schedules of  investments  of the Evergreen
Aggressive Growth Fund, Evergreen Capital Growth Fund, Evergreen Fund, Evergreen Growth Fund, Evergreen Large Company Growth Fund,
Evergreen  Masters Fund,  Evergreen  Omega Fund,  Evergreen  Premier 20 Fund,
 Evergreen Small Company Growth Fund, Evergreen Stock Selector Fund and Evergreen Tax Strategic Equity Fund portfolios of the Evergreen Equity Trust, as of September 30, 2001, and the related statements of operations for the year or period then ended, statements of changes in net assets for each of the years or periods in the two-year period then ended, and the financial highlights for each of the years or periods in the five-year period then ended. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance  with auditing  standards  generally accepted in the United States of America. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of September 30, 2001 by correspondence with the custodian and brokers. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Evergreen Aggressive Growth Fund, Evergreen Capital Growth Fund, Evergreen Fund, Evergreen Growth Fund, Evergreen Large Company Growth Fund, Evergreen Masters Fund, Evergreen Omega Fund, Evergreen Premier 20 Fund, Evergreen Small Company Growth Fund, Evergreen Stock Selector Fund and Evergreen Tax Strategic

 Equity Fund as of September 30, 2001 and the results of their operations, changes in their net assets and financial highlights for each of the years or periods described above in conformity with accounting principles generally accepted in the United States of America.

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